AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2004

                                                       REGISTRATION NO. _______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                  REVLON, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                               13-3662955
(State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                              Identification No.)


                     237 Park Avenue                   10017
                    New York, New York               (Zip Code)

                    (Address of principal executive offices)

                       -----------------------------------

                  Amended and Restated Revlon, Inc. Stock Plan
                            (Full title of the plan)

                      ------------------------------------

                            Robert K. Kretzman, Esq.
                                  Revlon, Inc.
                                 237 Park Avenue
                            New York, New York 10017
                                 (212) 527-4000

                       ----------------------------------
                         CALCULATION OF REGISTRATION FEE

 ==============================================================================================================
                                                   Proposed Maximum     Proposed Maximum
Title of Securities         Amount To Be           Offering Price Per   Aggregate Offering     Amount of
To Be Registered            Registered             Share(1)             Price(1)               Registration Fee
---------------------------------------------------------------------------------------------------------------
Class A Common Stock,       30,150,000 shares (2)  $ 3.12               $94,068,000             $11,918.42
par value $.01 per share

===============================================================================================================

(1) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issuable pursuant to the antidilution provisions of the Revlon, Inc. Stock Plan.

                                EXPLANATORY NOTE
                                ----------------

            Pursuant to a Registration Statement on Form S-8 dated May 10, 1996 (File No. 333-3421) (the "Original Plan Registration Statement"), Revlon, Inc., a Delaware corporation (the "Company"), registered 5,000,000 shares of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), issuable under the Revlon, Inc. 1996 Stock Plan (the "Original Plan" and, as amended and restated, the "Plan"). The Original Plan was amended and restated on December 17, 1996, February 12, 1999, May 10, 2000, June 12, 2001 and again on May 31,
2002. The second amendment and restatement of the Plan, which became effective April 7, 1999 after the Company's stockholders approved such amendment and restatement at the Company's 1999 Annual Meeting, increased the number of shares of Class A Common Stock with respect to which options, restricted stock awards and performance awards (all awards granted under the Plan being "Awards") may be granted under the Plan by 2,000,000, so that the maximum aggregate number of shares of Class A Common Stock with respect to which Awards could be granted under the Plan was increased to 7,000,000 shares. Such additional 2,000,000 shares of Class A Common Stock were the subject of a Registration Statement on Form S-8 dated April 14, 1999 (File No. 333-76267) (the "Second Registration Statement"). The third amendment and restatement of the Plan, which became effective June 1, 2001 after the Company's shareholders approved such amendment and restatement at the Company's 2001 Annual Meeting, increased the number of shares of Class A Common Stock with respect to which Awards may be granted under the Plan by 1,500,000, so that the maximum aggregate number of shares with respect to which Awards could be granted under the Plan was increased to 8,500,000 shares. Such additional 1,500,000 shares of Class A Common Stock were the subject of a Registration Statement on Form S-8 dated October 11, 2001 (File No. 333-71378) (the "Third Registration Statement"). The fourth amendment and restatement of the Plan, which became effective May 31, 2002 after the Company's stockholders approved such amendment and restatement at the Company's 2002 Annual Meeting, increased the number of shares of Class A Common Stock with respect to which Awards may be granted under the Plan by 2,000,000, so that the maximum aggregate number of shares of Class A Common Stock with respect to which Awards could be granted under the Plan was increased to 10,500,000 shares. Such additional 2,000,000 shares of Class A Common Stock were the subject of a Registration Statement on Form S-8 dated June 24, 2002 (File No. 333-91038) (the "Fourth Registration Statement").

            A further amendment and restatement of the Plan, which, among other things renamed the Plan the "Revlon, Inc. Stock Plan (as amended and restated April 14, 2004)" and became effective June 4, 2004 after the Company's stockholders approved such amendment and restatement at the Company's 2004 Annual Meeting, increased the number of shares of Class A Common Stock with respect to which Awards may be granted under the Plan by 30,150,000, so that the maximum aggregate number of shares with respect to which Awards could be granted under the Plan was increased to 40,650,000 shares. Upon stockholder approval and immediately following the Company's 2004 Annual Meeting, The Revlon, Inc. Stock Plan (as amended and restated April 14, 2004) was also amended and restated again on June 4, 2004 by the Company's Board of Directors in order to incorporate certain technical amendments to meet institutional investor guidelines. The "Amended and Restated Revlon, Inc. Stock Plan" is attached as
Exhibit 4.1 to this Registration Statement.

   INCORPORATION BY REFERENCE OF THE CONTENTS OF PRIOR REGISTRATION STATEMENTS

   --------------------------------------------------------------------------

This Registration Statement relates to the Original Plan Registration Statement, the Second Registration Statement, the Third Registration Statement and the Fourth Registration Statement. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 30,150,000 shares of Class A Common Stock to be issued pursuant to, or reserved for issuance under, the Plan. The contents of the Original Plan Registration Statement (filed with the Securities and Exchange Commission (the "SEC") on May 10, 1996, File No. 333-3421), the Second Registration Statement (filed with the SEC on April 14, 1999, File No. 333-76267), the Third Registration Statement (filed with the SEC on October 11, 2001, File No. 333-71378), and the Fourth Registration Statement (filed with the SEC on June 24, 2002, File No. 333-91038) are incorporated herein by reference.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           Plan Information.*

ITEM 2.           Registrant Information and Employee Plan Annual Information.*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b) under the Securities Act of 1933, as amended (the "Securities Act").



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference.

         The following documents have been filed with the SEC by the Company and are incorporated herein by reference and made a part hereof:

(a) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) the Company's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2004;

(c) the Company's Definitive Information Statement on Schedule 14C, filed with the SEC on March 3, 2004;

(d) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed pursuant to the Exchange Act;

(e) the description of the Class A Common Stock, contained under the caption "Description of Registrant's Securities to be Registered" in Amendment No. 1 to the Company's Registration Statement on Form 8-A/A-1 dated February 26, 1996, filed pursuant to Section 12(b) of the Exchange Act; and

(f) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           Description of Securities.

         Not applicable.

ITEM 5.           Interests of Named Experts and Counsel.

         Robert K. Kretzman, Esq., the Executive Vice President, Chief Legal Officer and General Counsel of the Company, is furnishing an opinion as to the legality of the securities being registered hereby, which is attached hereto as Exhibit 5.1. Mr. Kretzman holds restricted shares of our Class A Common Stock and options to acquire shares of our Class A Common Stock and has an interest in shares of our Class A Common Stock held by our 401(k) plan.

ITEM 6.           Indemnification of Directors and Officers.

         Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), as well as the Amended and Restated By-Laws of the Company, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the DGCL and the Company's Amended and Restated By-Laws which are incorporated herein by reference.

         Article X of the Company's Amended and Restated By-Laws provides that the Company shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the DGCL provides, in general, that each director and officer may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

         Furthermore, Article Fifth of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Section 102 of the DGCL permits a Company's certificate of incorporation to contain these provisions. In addition, Article X, Section 8 of the Company's Amended and Restated By-Laws provides that the Company may purchase insurance on behalf of any person who is or was a director or officer of the Company, or who is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of Article X of the Company's Amended and Restated By-Laws.

ITEM 7.           Exemption from Registration Claimed.

         Not applicable.

ITEM 8.           Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.


Exhibit
 No.                               Description

3.1 Restated Certificate of Incorporation of Revlon, Inc. dated April 30, 2004 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004).

3.2 Amended and Restated By-Laws of Revlon, Inc. dated as of March 22, 2004 (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004).

4.1      Amended and Restated Revlon, Inc. Stock Plan.*

5.1 Opinion of Robert K. Kretzman, Esq., Executive Vice President, Chief Legal Officer and General Counsel of the Company, regarding the legality of the securities being registered.*

23.1     Consent of KPMG LLP, independent certified public accountants.*

23.2     Consent of Robert K. Kretzman, Esq. (included in the opinion filed as
         Exhibit 5.1 hereto).

24.1     Power of Attorney executed by Ronald O. Perelman.*

24.2     Power of Attorney executed by Alan S. Bernikow.*

24.3     Power of Attorney executed by Paul J. Bohan.*

24.4     Power of Attorney executed by Donald G. Drapkin.*

24.5     Power of Attorney executed by Meyer Feldberg.*

24.6     Power of Attorney executed by Howard Gittis.*

24.7     Power of Attorney executed by Edward J. Landau.*

24.8     Power of Attorney executed by Linda Gosden Robinson.*

24.9     Power of Attorney executed by Kenneth L. Wolfe.*

* Filed herewith

ITEM 9.           Undertakings.

         The Company hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 4th day of June, 2004.

                                             REVLON, INC.

                                         By: /s/ Thomas McGuire
                                             ----------------------------
                                             Thomas McGuire
                                             Executive Vice President and
                                             Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 4th day of June, 2004.


SIGNATURE                                       TITLE

 *                               Chairman of the Board and Director
-------------------------
(Ronald O. Perelman)

*                                Director
-------------------------
(Howard Gittis)

*                                Director
-------------------------
(Donald G. Drapkin)

/s/ John F. Matsen, Jr.          Senior Vice President and Corporate Controller
-------------------------
    (John F. Matsen, Jr.)


/s/ Thomas McGuire               Executive Vice President and Chief
-------------------------        Financial Officer
    (Thomas McGuire)

/s/ Jack L. Stahl                President, Chief Executive Officer and Director
-------------------------
    (Jack L. Stahl)

*                                Director
-------------------------
(Alan S. Bernikow)

*                                Director
-------------------------
(Paul J. Bohan)

*                                Director
-------------------------
(Meyer Feldberg)

*                                Director
-------------------------
(Edward J. Landau)

*                                Director
-------------------------
(Linda Gosden Robinson)

*                                Director
-------------------------
(Kenneth L. Wolfe)





* Robert K. Kretzman, by signing his name hereto, does hereby execute this Registration Statement on Form S-8 on behalf of the directors of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and filed as exhibits to this Registration Statement on Form S-8.

By: /s/ Robert K. Kretzman
   -------------------------------------------

Robert K. Kretzman
Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION

3.1 Restated Certificate of Incorporation of Revlon, Inc. dated April 30, 2004 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004).

3.2 Amended and Restated By-Laws of Revlon, Inc. dated as of March 22, 2004 (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004).

4.1      Amended and Restated Revlon, Inc. Stock Plan.*

5.1 Opinion of Robert K. Kretzman, Esq., Executive Vice President, Chief Legal Officer and General Counsel of the Company, regarding the legality of the securities being registered.*

23.1     Consent of KPMG LLP, independent certified public accountants.*

23.2     Consent of Robert K. Kretzman, Esq. (included in the opinion filed as
         Exhibit 5.1 hereto).

24.1     Power of Attorney executed by Ronald O. Perelman.*

24.2     Power of Attorney executed by Alan S. Bernikow.*

24.3     Power of Attorney executed by Paul J. Bohan.*

24.4     Power of Attorney executed by Donald G. Drapkin.*

24.5     Power of Attorney executed by Meyer Feldberg.*

24.6     Power of Attorney executed by Howard Gittis.*

24.7     Power of Attorney executed by Edward J. Landau.*

24.8     Power of Attorney executed by Linda Gosden Robinson.*

24.9     Power of Attorney executed by Kenneth L. Wolfe.*

* Filed herewith

                                                                     EXHIBIT 4.1

                 [AMENDED AND RESTATED REVLON, INC. STOCK PLAN]

                  AMENDED AND RESTATED REVLON, INC. STOCK PLAN

                                    ARTICLE I

                                     GENERAL

         1.1 Purpose. The purpose of this Revlon, Inc. Stock Plan (the "Plan") is to provide for certain officers, directors and executive, managerial and other employees of Revlon, Inc. ("Revlon" and, together with its subsidiaries, the "Company") and its Affiliates an incentive to maintain and enhance the long-term performance and profitability of the Company. It is the further purpose of the Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         1.2 Administration.

                  (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of Revlon (the "Board"), which committee shall consist of two or more directors. It is intended that the directors appointed to serve on the Committee shall be "outside directors" (within the meaning of Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto) to the extent Code section 162(m) is applicable; however, the mere fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the sole discretion of, the Board. To the extent permitted by applicable law, the Committee may delegate to any officer of Revlon the authority to grant options (as defined below) to officers or employees of the Company who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the limitations of Code section 162(m).

                  (b) The Committee shall have the discretionary authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and Plan agreements executed pursuant to
Section 2.6, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

                  (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement (as defined in Section 2.6) shall be conclusive.

                  (d) No member of the Committee shall be liable for any Plan Action (as defined in Section 3.2), including without limitation any action or determination made in good faith with respect to the Plan or any Award hereunder.

         1.3 Persons Eligible for Awards. Awards under the Plan may be made to such officers, directors and executive, managerial and other employees ("key personnel") of the Company or its Affiliates as the Committee shall in its sole discretion select. The Committee may make grants of Awards conditional upon execution by the grantee of the Company's standard Agreement on Confidentiality and Non Competition as in effect from time to time.

         1.4 Types of Awards Under Plan.

                  (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights ("stock appreciation rights") related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), (iv) restricted stock awards, (v) unrestricted stock awards and (vi) restricted stock unit awards, all as more fully set forth in Article II (collectively, "Awards").

                  (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Code section 83 or
(ii) options intended to qualify for incentive stock option treatment described in Code section 422.

                  (c) All options when granted are intended to be nonqualified options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is granted with the stated intent that it be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified option appropriately granted under the Plan provided that such option (or portion) otherwise satisfies the terms and conditions of the Plan relating to nonqualified options generally.

         1.5 Shares Available for Awards.

                  (a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Awards may be granted shall be equal to the excess (if any) of (i) 40,650,000 shares over (ii) the sum (without duplication) of (A) the number of shares subject to outstanding options, outstanding unrelated stock appreciation rights, outstanding restricted stock awards not vested pursuant to the lapse of restrictions and outstanding restricted stock unit awards as to which the award cycle has not expired, granted under the Plan, (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan, (C) the number of shares subject to an option, restricted stock award or restricted stock unit award or part thereof which is canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (D) the number of shares in respect of which stock appreciation rights granted under the Plan shall have previously been exercised, (E) the number of shares previously vested pursuant to the lapse of restrictions under restricted stock awards granted under the Plan, (F) the number of shares previously issued pursuant to unrestricted stock awards, and (G) the number of shares previously issued or issuable pursuant to restricted stock unit awards as to which the award cycle has expired. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the grantee having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a grantee shall not be deemed to have received any "benefit" (i) in the case of forfeited restricted stock awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to subsection (c) of this Section 1.5 by reason of a new Award being granted in substitution therefor. The grant or vesting of restricted stock unit awards that by their terms may be settled solely in cash shall not reduce the number of shares of Common Stock that may be made subject to awards under the Plan. Further, to the extent that payment for an option upon exercise is made with shares of Common Stock or shares of Common Stock are withheld from payment of an Award in satisfaction of any federal, state or local tax withholding requirements, such shares shall be available for future Awards under the Plan.

                  (b) Shares of Common Stock that shall be subject to issuance pursuant to Awards made under the Plan shall be authorized and unissued or treasury shares of Common Stock.

                  (c) Without limiting the generality of the preceding provisions of this Section 1.5, the Committee may, but solely with the grantee's consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is made.

                  (d) In any calendar year, a person eligible for Awards under the Plan may not be granted options or stock appreciation rights covering in the aggregate a total of more than 5,700,000 shares of Common Stock with respect to 2004 and 1,000,000 shares of Common Stock with respect to any subsequent year. In any calendar year, an "independent" director (as determined pursuant to Revlon's "Board Guidelines for Assessing Director Independence" or similar guidelines in effect from time to time) of Revlon who is not also an employee of the Company may not be granted options or stock appreciation rights covering in the aggregate more than such number of shares of Common Stock with a fair market value (determined as of any respective date of grant in accordance with Section 1.6(c)) in excess of $100,000.

         1.6 Definitions of Certain Terms.

         (a) The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

         (b) The term "Common Stock" as used herein means the shares of Class A Common Stock of the Company as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

         (c) Except as otherwise determined by the Committee, the term "fair market value" as used herein as of any date and in respect of any share of Common Stock shall mean, as determined by the Committee, either (i) the closing price of a share of Common Stock as reported on the New York Stock Exchange (or such other securities exchange or national market system on which Common Stock is principally traded) as of such date or (ii) the mean between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange (or such other securities exchange or national market system on which Common Stock is principally traded) as of such date.

         (d) In no event shall the fair market value of any share of Common Stock, the option exercise price of any option, the appreciation base per share of Common Stock under any stock appreciation right, or the amount payable per share of Common Stock under any other Award, be less than the par value per share of Common Stock.

                                   ARTICLE II

             STOCK OPTIONS; STOCK APPRECIATION RIGHTS; STOCK AWARDS;
                          RESTRICTED STOCK UNIT AWARDS

         2.1 Grant of Stock Options. The Committee may grant options under the Plan to purchase shares of Common Stock to such key personnel, in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan.

         2.2 Grant of Stock Appreciation Rights.

         (a) The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time such option is granted or at any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan. The grantee of a related stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, thereby have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related stock appreciation right, but only to the extent that the related option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the related stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

         (b) The Committee may grant an unrelated stock appreciation right to such key personnel, and in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the exercise date), over
(ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

         (c) Payment due to the grantee upon exercise of a stock appreciation right shall be made (i) by check, (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise), or (iii) partly in the manner provided in clause (i) and partly in the manner provided in clause (ii), all as determined by the Committee in its sole discretion. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

         (d) The grant or exercisability of any stock appreciation right may be subject to such conditions as the Committee, in its sole discretion, shall determine, including a change of ownership or control of the Company or an Affiliate. A stock appreciation right may be deemed to be automatically exercised upon the occurrence of such events or conditions as may be determined by the Committee in an applicable Plan agreement.

         2.3 Special ISO Requirements. In order for a grantee to receive special tax treatment with respect to stock acquired under an option granted as an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction in which Code section 424(a) applies. If an option granted under the Plan is intended to be an incentive stock option, then the option exercise price per share shall in no event be less than 100% of the fair market value of the Common Stock on the date of such grant. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10 percent or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted. Options granted under the Plan that are intended to be incentive stock options may also have additional limitations pursuant to the Code.

         2.4 Restricted and Unrestricted Stock Awards.

                  (a) The Committee may grant restricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel, and subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment, or in the case of directors who are not employees of the Company or its Affiliates, their services as such, with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

                  (b) The Committee may grant unrestricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel and subject to such terms and conditions as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements.

                  (c) Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such Award and when or in what circumstances such payment is required to be made. If a grantee made any payment for a restricted stock award or portion thereof which does not vest, appropriate payment shall be made to the grantee upon or following such forfeiture if and on such terms and conditions as the Committee may determine.

                  (d) The Committee may provide that a certificate or certificates representing the shares underlying a restricted stock award shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares become vested or are forfeited, all on such terms and conditions as the Committee may determine. Except as the applicable Plan agreement may otherwise provide, no shares underlying a restricted stock award may be assigned, transferred, or otherwise encumbered or disposed of by the grantee until such shares have vested in accordance with the terms of such Award. Subject to the provisions of Section 3.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) a certificate or certificates for the Common Stock underlying such restricted stock award without such restrictive legend.

                  (e) If and to the extent that the applicable Plan agreement may so provide, a grantee shall have the right to vote and receive dividends on the shares underlying a restricted stock award granted under the Plan. Unless otherwise provided in the applicable Plan agreement, any stock received as a dividend on, or in connection with a stock split of, the shares underlying a restricted stock award shall be subject to the same restrictions as the shares underlying such restricted stock award.

                  (f) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which restricted and unrestricted stock awards and restricted stock unit awards may be granted pursuant to Sections 2.4 and 2.5 shall not exceed (i) 5,935,000 shares less (ii) the sum (without duplication) of
(A) the number of shares subject to outstanding restricted stock awards or restricted stock unit awards or parts thereof not vested pursuant to the lapse of restrictions, (B) the number of shares subject to restricted stock awards or restricted stock unit awards or parts thereof which are canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (C) the number of shares subject to restricted stock awards or restricted stock unit awards which have vested pursuant to the lapse of restrictions and (D) the number of shares subject to unrestricted stock awards, plus (iii) the number of shares subject to restricted stock awards or parts thereof not vested pursuant to the lapse of restrictions which are canceled without payment of cash or other consideration in connection with termination of the grantee's employment, services or otherwise.

                  (g) In the event that the Committee grants a stock award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply (as such rules may be modified by the Committee to conform with Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (i) payments under the stock award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the stock award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the stock award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes; (iii) in any year, a grantee may not be granted stock awards covering a total of more than 1,000,000 shares of Common Stock pursuant to this Section 2.4(g); and (iv) once granted, the Committee may not have discretion to increase the amount payable under such stock award, provided, however, that whether or not a stock award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as
(1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board or any successor thereto ("APB Opinion No. 30"), (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making any award under this
Section 2.4(g), certify in writing that all applicable performance goals have been attained.

         2.5 Restricted Stock Unit Awards.

                  (a) The Committee may grant restricted stock unit awards, alone or in tandem with other Awards under the Plan, to acquire shares of Common Stock to such key personnel and in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

                  (b) Each restricted stock unit award under the Plan shall relate to a specified maximum number of shares, and shall be exchangeable, as determined in the sole discretion of the Committee, for all or a portion of such shares, or for cash (or such other form of consideration as may be determined by the Committee equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of unrestricted shares, at the end of such specified period (an "award cycle") as may be established by the Committee. The number of such shares which may be deliverable pursuant to such restricted stock unit award shall be conditioned upon the completion of a specified period of employment (or in the case of directors who are not employees of the Company or its Affiliates, their services as such) with the Company or an Affiliate, upon the attainment over such award cycle of such measure of the performance of the Company, an Affiliate, one or more of its or their respective divisions or other business units, or the grantee, and/or upon such other criteria as the Committee may determine in its sole discretion. The Committee may make such provision in the Plan agreement for full or partial credit, prior to completion of such award cycle or achievement of the degree of attainment of any measures of performance specified in connection with such restricted stock unit award, in the event of the participant's death, retirement or other cessation of services, or disability, or in such other circumstances, as the Committee in its sole discretion may determine to be fair and equitable to the participant or in the interest of the Company.

                  (c) In the event that the Committee grants a restricted stock unit award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply (as such rules may be modified by the Committee to conform with Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions, and any changes thereto): (i) payments under the restricted stock unit award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the restricted stock unit award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the restricted stock unit award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes; (iii) in any year, a grantee may not be granted restricted stock unit awards covering a total of more than 1,000,000 shares of Common Stock pursuant to this Section 2.5(c); and (iv) once granted, the Committee may not have discretion to increase the amount payable under such restricted stock unit award, provided, however, that whether or not a restricted stock unit award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all determined in accordance with standards established by APB Opinion No. 30, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making any award under this Section 2.5(c), certify in writing that all applicable performance goals have been attained.

                  (d) To the extent determined by the Committee and provided in a Plan agreement, dividend equivalents shall be credited to a grantee in respect of restricted stock units held by the grantee. Such dividend equivalents shall be converted into additional restricted stock units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of restricted stock units then credited by (ii) the fair market value per share of Common Stock on the payment date for such dividend. The additional restricted stock units credited by reason of such dividend equivalents shall be subject to all the terms and conditions of the restricted stock unit to which they relate.

         2.6 Agreements Evidencing Awards.

                  (a) Awards granted under the Plan shall be evidenced by written agreements ("Plan agreements") which shall contain such provisions not inconsistent with the terms and provisions of the Plan as the Committee may in its sole discretion deem necessary or desirable.

                  (b) Each Plan agreement with respect to the granting of an Award other than a related stock appreciation right shall set forth the number of shares of Common Stock subject to the Award granted thereby. Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

                  (c) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

                  (d) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to an unrelated stock appreciation right shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted. The appreciation base per share of Common Stock subject to a related stock appreciation right shall in all cases be the option exercise price per share of Common Stock subject to the related option.

         2.7 Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option. Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

         2.8 Exercisability of Options, Stock Appreciation Rights and Other Awards; Cancellation of Awards in Certain Cases.

         Subject to the other provisions of the Plan:

                  (a) Except as hereinafter provided, each Plan agreement with respect to an option or stock appreciation right shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, and each Plan agreement with respect to a restricted stock award or restricted stock unit award shall set forth the period after which and the conditions subject to which the shares underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion. Unless the applicable Plan agreement otherwise specifies: no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant, and each option or stock appreciation right granted under the Plan shall become cumulatively exercisable with respect to 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the first anniversary of the date of grant, and with respect to an additional 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on each of the second and third anniversaries of the date of grant, and shall become 100% exercisable on the fourth anniversary of the date of grant, and shall remain 100% exercisable until the expiration date of the Award and shall terminate and cease to be exercisable on the day after the expiration date of the Award.

                  (b) Except as provided in Section 2.10(e), (i) no option or stock appreciation right awarded on or after April 14, 2004 may be exercised more than 7 years after the date of grant, and (ii) no shares of Common Stock underlying any other Award under the Plan may vest or become deliverable more than 10 years after the date of grant.

                  (c) Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

                  (d) Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

                  (e) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.9.

                  (f) Unless the applicable Plan agreement otherwise provides: in the case of an option or stock appreciation right, at any time after the Company's receipt of written notice of exercise of an option or stock appreciation right and prior to the option or stock appreciation right exercise date (as defined in subsection (g) of this Section 2.8), and in the case of a stock award or restricted stock unit award, at any time within the six business days immediately preceding the otherwise applicable date on which the previously restricted stock award or restricted stock unit award would otherwise have become unconditionally vested or the shares subject thereto unconditionally deliverable, the Committee, in its sole discretion, shall have the right, by written notice to the grantee, to cancel such Award or any part thereof if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Common Stock from the public markets, the Company's issuance of Common Stock to the grantee, the grantee's acquisition of Common Stock from the Company and/or the grantee's sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the grantee an amount equal to the excess of (i) the aggregate fair market value of the shares of Common Stock subject to the Award or part thereof canceled (determined as of the option or stock appreciation right exercise date, or the date that shares would have been unconditionally vested or delivered in the case of a stock award or restricted stock unit award), over (ii) the aggregate option exercise price or appreciation base of the option or stock appreciation right or part thereof canceled (in the case of an option or stock appreciation right) or any amount payable as a condition of delivery of shares (in the case of a stock award or restricted stock unit award). Such amount shall be delivered to the grantee as soon as practicable after such Award or part thereof is canceled.

                  (g) Unless the applicable Plan agreement otherwise provides, the "option exercise date" and the "stock appreciation right exercise date" shall be the date that written notice of exercise, together with payment, are received by the Company; provided that if subsection (f) of this Section 2.8 is applicable, the option exercise date or stock appreciation right exercise date shall be the later of: (i) the sixth business day following the date written notice of exercise is received by the Company; and (ii) the date when payment is received by the Company.

                  (h) Notwithstanding any other provision of the Plan (but except as otherwise provided in this subsection (h)), Awards other than options and stock appreciation rights shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) in the event of a Reorganization Event (as defined in Section 3.11(c)) or, in respect of such an Award to any grantee, in the event of the grantee's death, disability, or retirement, no such minimum vesting period shall be required, (ii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iii) up to 300,000 shares of Common Stock may be made subject to such Awards without minimum vesting requirements. For purposes of this subsection (h), vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

         2.9 Payment of Award Price.

                  (a) Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option or stock appreciation right must be accompanied by payment of the full option or stock appreciation exercise price. If Section 2.8(g) applies, and the six business day delay for the option exercise date or stock appreciation right exercise date is applied, the grantee shall have no right to pay the option or stock appreciation right exercise price or to receive Common Stock with respect to the option or stock appreciation right exercise prior to the lapse of such six business days.

                  (b) Payment of the option exercise price and of any other payment required by the Plan agreement to be made pursuant to any other Award shall be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee); (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee's sole discretion be deemed conditional; and/or (iii) unless otherwise provided in the applicable Plan agreement, by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Committee may in its sole discretion determine that will not result in variable accounting treatment) having a fair market value (determined as of the option exercise date, in the case of options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby or attestation as to the ownership of such shares of Common Stock by the grantee, provided that the Committee may require, as a condition of accepting any such delivery (or attestation as to ownership) of shares of Common Stock, that the grantee furnish an opinion of counsel acceptable to the Company to the effect that such delivery (or attestation) would not result in the grantee incurring any liability under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and does not require any Consent (as defined in Section 3.2) (a "Compliance Opinion"). Payment in accordance with clause (i) of this Section 2.9(b) may be deemed to be satisfied, if and to the extent that the applicable Plan agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock to be acquired pursuant to the Award to pay for all of the Common Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Common Stock, provided that the Committee may require, as a condition of accepting any such payment, that the grantee furnish a Compliance Opinion. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Sections 2.8(f) and 3.2, deliver to the grantee a certificate or certificates for the shares of Common Stock deliverable pursuant to such Award, which certificate or certificates may bear such legends as the Company may deem appropriate concerning restrictions on their disposition in accordance with applicable federal and state securities laws, rules and regulations or otherwise.

                  (c) Notwithstanding any other provision of this Plan or the applicable Plan agreement, no grantee shall, directly or indirectly, sell any shares of Common Stock unless (i) such grantee owns the shares to be sold or has exercised an Award with respect thereto and the shares to be sold are immediately issuable to the grantee pursuant to such exercise (subject to Section 2.8(g) if applicable) and (ii) such grantee delivers such shares in settlement in accordance with all settlement rules applicable to such transaction.

         2.10 Termination of Employment or Services.

                  (a) The following "default rules" set forth in this Section
2.10 shall govern the exercisability of options and the continuation of other Awards following termination of employment of a grantee with the Company and its Affiliates, or the termination of services as a director for the Company and its Affiliates for directors who are not employees of the Company or its Affiliates, except in each case where: (i) other provisions of the Plan specify a different rule (e.g., Section 3.11 dealing with early termination of an option in connection with certain corporate events); or (ii) the Plan agreement provides for a different rule (as specified by the Committee pursuant to its authority under the Plan).

                  (b) Upon termination of a grantee's employment with the Company and its Affiliates, or in the case of termination of services for directors who are not employees, (i) by the Company or its Affiliate either for
(A) "good reason" as defined in the Revlon Executive Severance Policy as in effect on the date of adoption of this Plan, with respect to employees or (B) "good reason", "cause" or any like term as defined under any employment agreement to which a grantee may be a party or, in the case of non-employee directors, removal for cause as set forth in the Company's By-laws from time to time or (ii) by a grantee otherwise than either for (A) "good reason", "cause" or any like term as defined under any employment agreement to which a grantee may be a party from time to time or (B) the reasons described in subsection (d) or (e) hereof, all outstanding options and stock appreciation rights granted to such grantee shall cease to be exercisable, the portions of all restricted stock or restricted stock unit Awards which are unvested or as to which all restrictions have not lapsed shall be automatically cancelled and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment with respect to employees or termination of services in the case of non-employee directors, and all outstanding Awards held by such grantee shall in all respects automatically be canceled on the date of such termination of employment or services, as the case may be.

                  (c) Upon termination of a grantee's employment with the Company and its Affiliates, or in the case of termination of services for non-employee directors, for any reason other than as described in subsection
(b), (d) or (e) hereof (including by reason of such grantee's employer ceasing to be an Affiliate of the Company), the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of termination of employment or, in the case of non-employee directors, services, may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of such employment or services, as the case may be, may be given for a period of ninety (90) days from and including the date of termination of such employment or services, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment or services, and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled on the date of such termination of employment or services.

                  (d) If the grantee voluntarily retires with the consent of the grantee's employer or retires as a non-employee director with the consent of the Company or the grantee's employment or services as a non-employee director terminates due to permanent disability, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of voluntary retirement or termination of employment or, in the case of non-employee directors, services, may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of such employment or services, as the case may be, may be given for a period of one year from and including the date of termination of such employment or services, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment or services, and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled on the date of such termination of employment or services.

                  (e) If the grantee's employment or services (in the case of non-employee directors) terminates by reason of death, or if the grantee's employment or services (in the case of non-employee directors) terminates under circumstances providing for continued exercisability under subsection (c) or (d) of this Section 2.10 and during the period of continued exercisability described in subsection (c) or (d) the grantee dies, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of the grantee's death may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of death of such grantee may be given by the person to whom such rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the grantee's death (notwithstanding that such period may extend beyond the otherwise applicable expiration date of the Award), but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee (or the person to whom such rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution)) may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following either the date of death of such grantee as respects a grantee whose employment or services terminates by reason of death, or the date provided in subsection (c) or (d) as respects a grantee whose death occurs during the period of continued exercisability provided in subsection (c) or (d), and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled either on the date of death of such grantee as respects a grantee whose employment or services terminates by reason of death, or the date provided in subsections (c) or (d) as respects a grantee whose death occurs during the period of continued exercisability provided in subsections (c) or (d).

                  (f) Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an option or stock appreciation right or may permit a grantee to continue vesting under any option, stock appreciation right or restricted stock or restricted stock unit award or to make any payment, give any notice and continue satisfying any performance or other condition under any other Award in the case of a grantee whose employment terminates for any reason, including without limitation: (1) such grantee's employer ceases to be an Affiliate of the Company; or (2) a grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company; or (3) a grantee voluntarily retires with the consent of the grantee's employer or retires as a non-employee director with the consent of the Company; or (4) a grantee's employment or services as a non-employee director terminates due to permanent disability; or (5) a grantee dies. The Committee may in its sole discretion determine: (i) whether any termination of employment or services (in the case of non-employee directors) is a voluntary retirement with employer or Company consent or is due to permanent disability for purposes of the Plan; (ii) whether any leave of absence (including any short-term or long-term disability or medical leave) constitutes a termination of employment within the meaning of the Plan; or (iii) the applicable date of any such termination of employment or services (in the case of non-employee directors) or permanent disability, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

                  (g) Any grantee who terminates employment with the Company and its Affiliates who accepts employment with a competitor of the Company in violation of the Company's Employee Agreement as to Confidentiality and Non-Competition, as in effect from time to time, or in violation of any other non-competition agreement or covenant executed by the grantee, as in effect from time to time shall, within ten (10) days of such acceptance of employment, make a cash payment to the Company equal to the value of any: (1) profits realized from the exercise of any option or stock appreciation right during the twelve
(12) month period immediately prior to termination of employment; and (2) restricted stock which vested, or any other Award which vested or for which consideration was received, during the twelve (12) month period immediately prior to the date of such termination of employment and the Company shall be authorized to deduct such amounts from any amounts otherwise due such grantee.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Amendment of the Plan; Modification of Awards.

                  (a) The Board may, without shareholder approval, at any time and from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall impair any rights under any Award theretofore made under the Plan without the consent of the person to whom such Award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall, without approval by a majority in voting power of the Company's stockholders:

                           (i) materially increase the benefits accruing to
                  grantees under the Plan;

                           (ii) materially increase the number of shares of
                  Common Stock in respect of which Awards may be issued under the Plan pursuant to Section 1.5 or pursuant to grants of restricted or unrestricted stock or restricted stock unit awards pursuant to Section 2.4(f), or increase the number of shares of Common Stock in respect of which Awards may be granted in any year under Section 1.5;

                           (iii) materially modify the designation in Section
                  1.3 of the class of persons eligible to receive Awards under the Plan;

                           (iv) except as provided in Section 2.10(e), (A)
                  permit a stock option or unrelated stock appreciation right awarded on or after April 14, 2004 to be exercisable more than 7 years after the date of grant, or (B) permit shares of Common Stock underlying any other Award to vest or become deliverable more than 10 years after the date of grant;

                           (v) permit a stock option to have an option exercise
                  price, or a stock appreciation right to have an appreciation base, of less than 100% of the fair market value of a share of Common Stock on the date the stock option or stock appreciation right is granted;

                           (vi) have the effect of lowering the option exercise
                  price of any option or the appreciation base per share of any stock appreciation right after it is granted; or

                           (vii) extend the term of the Plan beyond the period
                  set forth in Section 3.14.

                  (b) Unless otherwise provided in the Plan or the applicable Plan agreement and subject to the terms and conditions of the Plan (including
Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an Award may vest or be exercised and/or (ii) extend the scheduled expiration date of the Award, except that no such amendment shall impair any rights under any Award theretofore made under the Plan to the grantee without the consent of the grantee.

         3.2 Restrictions.

                  (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of shares or other rights thereunder, any determination regarding vesting or termination of any Award or satisfaction of any performance or other condition thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be required to be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee shall determine that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

                  (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state, local or foreign law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state, local or foreign law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its Affiliates.

         3.3 Nontransferability.

                  (a) No Award granted to any grantee under the Plan and no rights under any Plan agreement shall be assignable or transferable by the grantee (voluntarily or by operation of law) other than by will or by the laws of descent and distribution to the extent provided by the Plan and any applicable Plan agreement. During the lifetime of the grantee, all rights with respect to any Award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by such grantee.

                  (b) Notwithstanding Section 3.3(a), the Committee may in the applicable Plan agreement or at any time thereafter provide that options granted hereunder which are not intended to qualify as incentive stock options under Code section 422 may be transferred without consideration by the grantee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

                           (i) the grantee's spouse, children or grandchildren
                  (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

                           (ii) a trust solely for the benefit of the grantee
                  and or members of his or her Immediate Family; or

                           (iii) a partnership or limited liability company
                  whose only partners or shareholders are the grantee and/or members of his or her Immediate Family members.

(each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that the grantee provides the Committee with advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Plan agreement; and provided further that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act, no such options may be transferred within six months of the grant date to the extent such transfer would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act. The terms of any such transferred option shall apply to the Permitted Transferee, except that Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution.

         3.4      Withholding Taxes.

                  (a) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right, upon the lapse of restrictions on restricted stock awards, pursuant to restricted stock unit awards or otherwise, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid to a grantee under the Plan (whether upon the exercise or cancellation of an Award or otherwise), the Company shall be entitled as a condition of its payment to deduct therefrom, or from any compensation, expense reimbursement or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax and like requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

                  (b) With the approval of the Committee, a grantee may satisfy the foregoing withholding requirements, in whole or in part, by electing to have the Company withhold from delivery shares of Common Stock having a fair market value (determined as of the date as of which the amount of tax to be withheld is determined) equal to the minimum amount of tax required to be withheld. A grantee may also satisfy, in whole or in part, the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such shorter or longer period as the Committee may approve or require that will not result in variable accounting treatment) having a fair market value (determined as of the date of such delivery by the grantee) equal to the amount otherwise payable. Without limiting the generality of the foregoing, the Committee may require, as a condition of accepting any such delivery or approving any such withholding of shares of Common Stock, that the grantee furnish a Compliance Opinion.

         3.5 Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, if the Committee determines in its sole discretion that it is appropriate to do so, (i) the number and kind of shares of Common Stock or other property which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock, cash, or other property to be issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the maximum number of shares subject to Awards which may be awarded to any grantee during any period shall be equitably adjusted (including without limitation by way of cancellation of an Award in exchange for a cash payment) to prevent the dilution or enlargement of the rights of grantees without change in any aggregate purchase price; provided that no incentive stock option granted under the Plan shall be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422 without the consent of the grantee. Adjustments under this Section 3.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         3.6 Right of Discharge Reserved. Nothing in the Plan or in any Plan agreement shall confer upon any officer, director, employee or other person the right to continue in the employment of, or to continue performing services as a director for, the Company or any of its Affiliates or affect any right which the Company or any of its Affiliates may have to terminate the employment or services of such officer, director, employee or other person.

         3.7 No Rights as a Stockholder. No grantee or other person exercising an option or stock appreciation right or entitled to delivery of shares of Common Stock pursuant to any other Award shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or stock appreciation right or shares deliverable upon exercise of any other Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is registered in the name of the grantee. In the case of a grantee of a restricted stock award, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

         3.8      Nature of Payments.

                  (a) Any and all grants of options, stock appreciation rights, stock awards and restricted stock unit awards and payments of cash or issuances of shares of Common Stock hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

                  (b) All such grants, issuances and payments shall constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in calculating the amount of compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate, on the one hand, and the grantee on the other hand.

                  (c) By accepting an Award under the Plan, the grantee shall thereby be understood to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract or other agreement with the grantee, whether any such agreement is executed before or after the grant date of the Award.

         3.9 Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of rights pursuant to the terms of the Plan or any Plan agreement, and (d) the treatment of leaves of absences, disability leaves, terminations for cause or good reason and other determinations under the Plan or any Plan agreement.

         3.10 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment or granting any right to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         3.11     Reorganization.

                  (a) In the event that Revlon or any successor is merged or consolidated with another corporation and, whether or not Revlon or such successor shall be the surviving corporation, there shall be any change in the shares of Common Stock as then constituted by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of Revlon or any successor, or other similar transaction (each such event being herein after referred to as a "Reorganization Event") or in the event that the Board shall propose that Revlon or any successor enter into a Reorganization Event, then the Committee may in its sole discretion, by written notice to a grantee, provide that such grantee's options and stock appreciation rights and all other Awards requiring action on the part of such grantee will be terminated unless such grantee exercises or takes such action within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided however that if the Committee takes such action the Committee also shall accelerate to an appropriate earlier date the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable and such action under such other Awards may be taken. The Committee also may in its sole discretion, by written notice to a grantee, provide that the restrictions on restricted stock awards lapse and the performance and other conditions of other Awards shall be adjusted in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

                  (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

         3.12 Legend on Certificates. All certificates for shares of Common Stock issued pursuant to Awards hereunder may be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on the sale or transfer of shares.

         3.13 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

         3.14 Term of Plan. The Plan shall terminate on April 14, 2014, and no Awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all Awards made under the Plan prior to such termination date shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

         3.15 Tenure. A participant's right, if any, to continue to serve the Company or any of its Affiliates as a director, officer, employee or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

         3.16 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         3.17 Governing Law. This Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

         3.18 Conditions. If pursuant to Section 2.10(f) or Section 3.11(a) the dates upon which options shall be exercisable are accelerated, it shall be on the condition that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act the shares underlying such options may not be sold by any such individual (or their estate or Permitted Transferee) within 6 months after the grant of the option to the extent such sale would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act.

                                                                     EXHIBIT 5.1

      [OPINION OF ROBERT K. KRETZMAN, ESQ., EXECUTIVE VICE PRESIDENT, CHIEF
         LEGAL OFFICER AND GENERAL COUNSEL OF THE COMPANY, REGARDING THE
                  LEGALITY OF THE SECURITIES BEING REGISTERED.]

Phone:(212) 527-5695
Fax: (212) 527-5693
E-mail:  robert.kretzman@revlon.com



Robert K. Kretzman
Executive Vice President, Chief Legal Officer and Secretary

                                  June 4, 2004


The Board of Directors
Revlon, Inc.
237 Park Avenue
New York, New York 10017

Dear Sirs:

         I am Executive Vice President, Chief Legal Officer and Secretary of Revlon, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration thereunder of 30,150,000 additional shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), to be issued pursuant to or reserved for issuance under the Revlon, Inc. Stock Plan (the "Plan").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, I have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of
(i) the Plan; (ii) the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, in each case as amended to the date hereof;
(iii) certain resolutions of the Board of Directors and minutes of the Annual Meeting of Shareholders of the Company relating to the adoption of the Plan and the issuance of the Class A Common Stock pursuant to or reserved for issuance under the Plan; and (iv) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bar in the State of New York and I do not express any opinion as to any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

         Upon the basis of and subject to the foregoing, I am of the opinion that the Company has the full power and authority under the General Corporation Law of the State of Delaware, and under its Restated Certificate of Incorporation and Amended and Restated By-Laws, to issue the Class A Common Stock reserved for issuance under the Plan, and that such shares of Class A Common Stock are validly authorized shares of Class A Common Stock, and when issued and paid for, will be legally issued, fully paid and nonassessable, with no personal liability attached to the ownership thereof under the laws of the State of Delaware and the State of New York.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5.1 of the Registration Statement, Opinion of Robert K. Kretzman, Esq., Executive Vice President, Chief Legal Officer and Secretary of the Company, regarding the legality of the securities being registered.


                                            Very truly yours,

                                            /s/ ROBERT K. KRETZMAN
                                            ---------------------------------
                                            Robert K. Kretzman
                                            Executive Vice President,
                                            Chief Legal Officer and Secretary

                                                                    EXHIBIT 23.1


        [CONSENT OF KPMG LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Revlon, Inc.:


We consent to the incorporation by reference in this Revlon, Inc. registration statement on Form S-8 of our report dated February 12, 2004, relating to the consolidated balance sheets of Revlon, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' deficiency and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule. These reports appear in the December 31, 2003 Annual Report on Form 10-K of Revlon, Inc.



/s/ KPMG LLP

New York, New York
June 4, 2004

                                                                    EXHIBIT 24.1

               [POWER OF ATTORNEY EXECUTED BY RONALD O. PERELMAN.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Barry F. Schwartz, Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




   /s/ RONALD O. PERELMAN
---------------------------
Ronald O. Perelman

                                                                    EXHIBIT 24.2

                [POWER OF ATTORNEY EXECUTED BY ALAN S. BERNIKOW.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




   /s/ ALAN S. BERNIKOW
---------------------------
Alan S. Bernikow

                                                                    EXHIBIT 24.3

                 [POWER OF ATTORNEY EXECUTED BY PAUL J. BOHAN.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




  /s/ PAUL J. BOHAN
---------------------------
Paul J. Bohan

                                                                    EXHIBIT 24.4

               [POWER OF ATTORNEY EXECUTED BY DONALD G. DRAPKIN.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Barry F. Schwartz, Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




   /s/ DONALD G. DRAPKIN
---------------------------
Donald G. Drapkin

                                                                    EXHIBIT 24.5

                 [POWER OF ATTORNEY EXECUTED BY MEYER FELDBERG.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




  /s/ MEYER FELDBERG
---------------------
Meyer Feldberg

                                                                    EXHIBIT 24.6

                 [POWER OF ATTORNEY EXECUTED BY HOWARD GITTIS.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Barry F. Schwartz, Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




  /s/ HOWARD GITTIS
-------------------
Howard Gittis

                                                                    EXHIBIT 24.7

                [POWER OF ATTORNEY EXECUTED BY EDWARD J. LANDAU.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




  /s/ EDWARD J. LANDAU
---------------------------
Edward J. Landau

                                                                    EXHIBIT 24.8

             [POWER OF ATTORNEY EXECUTED BY LINDA GOSDEN ROBINSON.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




/s/ LINDA GOSDEN ROBINSON
----------------------------
Linda Gosden Robinson

                                                                    EXHIBIT 24.9

                [POWER OF ATTORNEY EXECUTED BY KENNETH L. WOLFE.]

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert K. Kretzman, Michael T. Sheehan or Bart S. Goldstein, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Revlon, Inc. (the "Corporation") Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of June, 2004.




  /s/ KENNETH L. WOLFE
---------------------------
Kenneth L. Wolfe